Exhibit 99.2

MID-CON ENERGY PARTNERS, LP and subsidiaries

Pro Forma Condensed Consolidated Balance Sheet

September 30, 2012

(In thousands)

(Unaudited)

				Company
	Company	Hugoton		Pro Forma
	Consolidated	Properties		Combined
CURRENT ASSETS:
Cash & cash equivalents	$1,057	$—		$1,057
Accounts receivable:
Oil and gas sales	5,459	—		5,459
Other	303	—		303
Derivative financial instruments	3,872	—		3,872
Prepaids and other	129	—		129

Total current assets	10,820	—		10,820

PROPERTY & EQUIPMENT, at cost:
Oil & gas properties, successful efforts method:
Proved properties	127,576	29,105	(a)(b)	156,681
Accumulated depletion, depreciation and amortization	(18,723)	—		(18,723)

Total property and equipment, net	108,853	29,105		137,958

DERIVATIVE FINANCIAL INSTRUMENTS	2,299	—		2,299
OTHER ASSETS	455	—		455

Total assets	$122,427	$29,105		$151,532

CURRENT LIABILITIES
Accounts payable	$5,904	$—		$5,904
Accrued liabilities	869	—		869

Total current liabilities	6,773	—		6,773

LONG TERM DEBT	60,000	28,856	(a)	88,856
ASSET RETIREMENT OBLIGATION	2,506	249	(b)	2,755
EQUITY
Partnership equity
General partner	1,491	—		1,491
Limited partners	51,657	—		51,657

Total equity	53,148	—		53,148

Total liabilities and equity	$122,427	$29,105		$151,532

See accompanying notes to pro forma financial statements

MID-CON ENERGY PARTNERS, LP

Pro Forma Consolidated Statements of Operations

For the Nine Months Ended September 30, 2012

(In thousands, except per unit data)

(Unaudited)

					Company
	Company	Hugoton	Pro Forma		Pro Forma
	Consolidated	Properties	Adjustments		Combined
Revenues:
Oil sales	$43,937	$6,061	$—		$49,998
Natural gas sales	462	107	—		569
Realized gain on derivatives, net	1,980	—	—		1,980
Unrealized gain on derivatives, net	3,638	—	—		3,638

Total revenues	50,017	6,168	—		56,185

Operating costs and expenses:
Lease operating expenses	7,359	1,648	—		9,007
Oil and gas production taxes	1,298	525	—		1,823
Impairment of proved oil and gas properties	1,255	—	—		1,255
Depreciation, depletion and amortization	7,320	—	1,184	(c)	8,504
Accretion of discount on asset retirement obligation	92	—	7	(d)	99
General and administrative	8,583	—	—		8,583

Total operating costs and expenses	25,907	2,173	1,191		29,271

Income from operations	24,110	3,995	(1,191)		26,914

Other income (expense):
Interest income and other	7	—	—		7
Interest expense	(1,164)	—	(554	) (e)	(1,718)

Total other income (expense)	(1,157)	—	(554)		(1,711)

Net income	$22,953	$3,995	$(1,745)		$25,203

Computation of net income per limited partner unit:
General partners’ interest in net income	$455				500

Limited partners’ interest in net income	$22,498				$24,703

Net income per limited partner unit (basic and diluted)	$1.26				$1.39
Weighted average limited partner units outstanding:
(basic and diluted)	17,790				17,790

See accompanying notes to pro forma financial statements

MID-CON ENERGY PARTNERS, LP

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2011

(In thousands, except per unit data)

(Unaudited)

					Company
	Company	Hugoton	Pro Forma		Pro Forma
	Consolidated	Properties	Adjustments		Combined
Revenues:
Oil sales	$36,813	$8,174	$—		$44,987
Natural gas sales	1,218	192	—		1,410
Realized gain (loss) on derivatives, net	(2,157)	—	—		(2,157)
Unrealized gain on derivatives, net	3,437	—	—		3,437

Total revenues	39,311	8,366	—		47,677

Operating costs and expenses:
Lease operating expenses	8,491	1,907	—		10,398
Oil and gas production taxes	1,869	704	—		2,573
Dry holes and abandonments of unproved properties	813	—	—		813
Geological and geophysical	172	—	—		172
Depreciation, depletion and amortization	7,160	—	1,580	(c)	8,740
Accretion of discount on asset retirement obligation	78	—	7	(d)	85
General and administrative	1,924	—	—		1,924

Total operating costs and expenses	20,507	2,611	1,587		24,705

Income from operations	18,804	5,755	(1,587)		22,972

Other income (expense):
Interest income and other	216	—	—		216
Interest expense	(578)	—	(728	) (e)	(1,306)
Gain on sale of assets	1,621	—	—		1,621
Equity-based compensation	(1,671)	—	—		(1,671)
Other revenue and expenses, net	576	—	—		576

Total other income (expense)	164	—	(728)		(564)

Net income	$18,968	$5,755	$(2,315)		$22,408

Computation of net income per limited partner unit:
General partners’ interest in net income	$379				448

Limited partners’ interest in net income	$18,589				$21,960

Net income per limited partner unit (basic and diluted)	$1.05				$1.24
Weighted average limited partner units outstanding:
(basic and diluted)	17,640				17,640

See accompanying notes to pro forma financial statements

Mid-Con Energy Partners, LP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation

The unaudited pro forma condensed consolidated financial statements give pro forma effect to the acquisition of certain oil properties and additional working interest located in the Hugoton Basin area in Texas County, Oklahoma (the “Hugoton Properties”). These properties represent approximately 30% of the total asset value of Mid-Con Energy Partners, LP (“the Company”) and approximately 21% of the oil and gas revenues less direct operating expenses of the oil and gas assets of the Company at December 31, 2011. The Company completed this acquisition on November 2, 2012.

The unaudited pro forma condensed consolidated balance sheet of the Company at September 30, 2012 has been prepared giving effect to the Hugoton Properties as if the acquisition had occurred on September 30, 2012. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 have been prepared giving effect to the acquisition of the Hugoton Properties as if the acquisition had occurred on January 1, 2011.

The unaudited condensed consolidated balance sheet and the unaudited consolidated statement of operations of the Company for the nine months ended September 30, 2012 are derived from the Company’s financial statements included in its third quarter 2012 Form 10Q filing.

The unaudited consolidated statement of operations of the Company for the year ended December 31, 2011 is derived from the Company’s audited financial statements included in its December 31, 2011 Form 10K filing.

The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable. The pro forma consolidated financial statements do not purport to represent what the Company’s financial position or results of operations actually would have been had such transactions in fact occurred on the dates indicated or to project the Company’s financial position or results of operations for any future date or period.

Acquisitions

On November 2, 2012, the Company acquired certain oil properties and additional working interest located in the Hugoton Basin in Texas County, Oklahoma. The combined purchase price for these properties and additional working interest was approximately $28.9 million. The transactions were financed using proceeds from our credit facility. The historical results of operations of the Hugoton Properties are based on the audited statement of oil and gas revenues and direct operating expenses for the year ended December 31, 2011 and the unaudited statement of oil and gas revenues and direct operating expenses for the nine months ended September 30, 2012, included elsewhere in this report.

2.	Pro Forma Adjustments

(a)	These adjustments give effect to the acquisition of certain oil properties and additional working interest for cash with funds provided by the Company’s credit facility.

(b)	These adjustments reflect the increase in the estimated asset retirement obligation associated with these properties.

(c)	The pro forma depreciation, depletion and amortization expense has been adjusted to reflect additional expense for the Hugoton Properties. The pro forma depreciation, depletion and amortization expense for the Hugoton Properties was computed using the pro forma capitalized costs, pro forma production and estimated reserves.

(d)	The pro forma accretion has been adjusted to reflect additional accretion for the Hugoton Properties.

(e)	The pro forma interest expense has been adjusted to reflect the estimated additional interest associated with the acquisition of the properties from the funds provided by the Company’s credit facility.

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